Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Geneva Acquisition Corporation (the “Company”) for the period ended June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John F. Rousseau, Jr., the Chief Operating Officer and Director of the Company, and I, Gregory F. Zaic, Treasurer of the Company, do hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2007	/s/ John F. Rousseau, Jr.
John F. Rousseau, Jr.
Chief Operating Officer and Director (Principal Executive Officer)

Dated: August 14, 2007	/s/ Gregory F. Zaic
Gregory F. Zaic
Treasurer (principal financial and accounting officer)

This certification accompanies each Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.